Exhibit 10.2

                             MEMORANDUM OF AGREEMENT

         The Memorandum of Agreement sets forth a portion of an Agreement dated July 2, 1996, relating to the film project currently entitled "THE GIANT," by and between NEW SKY COMMUNICATIONS, INC., with offices at 731 Powers Building, 16 West Main Street, Rochester, New York 14614 and FRANK LALOGGIA, residing at 28970 Crags Drive, Malibu Lake, California 91301.

         In consideration of the services rendered and funds expended by LaLoggia in developing the film "THE GIANT" the parties hereto agree inter alia as follows: New Sky is the owner of all right, title and interest in the film "THE GIANT." New Sky does hereby assign and transfer all such rights, title and interest in such film to LaLoggia subject to New Sky retaining the right to receive five percent (5%) of the budget of the film to a maximum of $750,000, if the film is produced. New Sky retains and LaLoggia grants the right to receive fifteen percent (15%) of 100% of LaLoggia's share of any producer's profit, not including fees paid to him as a producer. New Sky shall also receive appropriate screen credit. If New Sky shall raise financing or assist in producing the film, additional compensation, fees and profit participation for such services may be negotiated between the parties.

         This memorandum is dated June 27, 2001.

                                           NEW SKY COMMUNICATIONS, INC.



                                            By:  /s/ Carl R. Reynolds
                                                 -----------------------------
                                                 President

                                                  /s/ Frank LaLoggia
                                                 -----------------------------